As filed with the Securities and Exchange Commission on February 11, 2005
                                      An Exhibit List can be found on page II-6.
                                                     Registration No. 333-120408



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------
                                Amendment No. 1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                          INTERNATIONAL SURFACING, INC.
                 (Name of small business issuer in its charter)

Delaware                               3460                      52-2257557
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
  of Incorporation or          Classification Code Number)  Identification No.)
     Organization)

                                  5 Erie Street
                           Garfield, New Jersey 07026
                                 (973) 253-6131
          (Address and telephone number of principal executive offices and principal place of business)

                          Samuel Serritella, President
                          INTERNATIONAL SURFACING, INC.
                                  5 Erie Street
                           Garfield, New Jersey 07026
                                 (973) 253-6131
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ---------

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
------------------------------- -------------------- ---------------- ------------------ --------------------
             Common stock            7,249,730          $.25(2)          $1,812,432.50             $229.64
------------------------------- -------------------- ---------------- ------------------ --------------------

------------------------------- -------------------- ---------------- ------------------ --------------------
                    Total            7,249,730                           $1,812,432.50             $229.64*
------------------------------- -------------------- ---------------- ------------------ --------------------
         *Previously paid.

(1) Includes shares of our common stock, $.0001 par value per share, which may be offered pursuant to this registration statement, which shares are presently outstanding. The offering price is based on the offering price that we utilized in connection with our private placements.

(2) Estimated solely for purposes of calculating the registration fee.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2005


                          INTERNATIONAL SURFACING, INC.
                               7,249,730 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 7,249,730 shares of our common stock presently outstanding. The selling stockholders will sell at the fixed price of of $.25 per share for the duration of the offering or until we are listed on the OTC Bulletin Board. The $.25 offering price was used as it was the price paid for our common stock in our private offerings. If we are quoted on the OTC Bulletin Board the selling stockholders will be entitled to sell at prevailing market prices or privately negotiated prices. We are currently not listed on an exchange and do not have a stock symbol. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and our common stock is presently not listed on an exchange or other trading medium.

     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             The date of this prospectus is ________________, 2005.


     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by International Surfacing, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


                                                                          Page

Prospectus summary                                                           3
Risk Factors                                                                 4
Use of Proceeds                                                              8
Market for common equity and related stockholder matters                     8
Management's discussion and analysis of financial condition                  9
Business                                                                    13
Management                                                                  15
Certain relationships and related transactions                              19
Security Ownership and Certain Beneficial Owners and Management             20
Description of securities to be registered                                  20
Indemnification for securities act liabilities                              21
Plan of distribution                                                        21
Selling Stockholders                                                        24
Legal Matters                                                               39
Experts                                                                     39
Available Information                                                       39
Index To Financial Statements                                               41

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                          INTERNATIONAL SURFACING, INC.

     We are a development stage company engaged in the development, manufacture and sale of rubber-faced horseshoes for use in racing and training. For the nine months ended September 30, 2004, we did not generate revenues and incurred a net loss of $279,306. In addition, for the year ended December 31, 2003, we did not generate revenues and incurred net loss of $470,365. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated April 8, 2004, have expressed substantial doubt about our ability to continue as going concern. We were incorporated as a Delaware corporation on March 24, 2999, however, we did not commence operations until January 2002. We currently do not have international operations and we do not have current plans to pursue international operations.

     Our principal  offices are located at 5 Erie Street,  Garfield,  New Jersey
07026,  and  our  telephone  number  is  (973)  253-6131.   We  are  a  Delaware
corporation.

-------------------------------------------- ---------------------------------------
Common stock offered by selling stockholders       7,249,730 shares of common stock.

                                                   This number represents 22.47%
                                                   of our current outstanding
                                                   common stock.

-------------------------------------------- ---------------------------------------
Common stock to be outstanding after the offering  32,254,480 shares

-------------------------------------------- ---------------------------------------
Use                                                of proceeds We will
                                                   not receive any
                                                   proceeds from the
                                                   sale of the common stock.

-------------------------------------------- ---------------------------------------
Symbol                                             We are currently
                                                   not listed on an
                                                   exchange and do not
                                                   have a stock
                                                   symbol.
-------------------------------------------- ----------------------------------------

     The above information regarding common stock to be outstanding after the offering is based on 32,254,480 shares of common stock outstanding as of February 11, 2005.

     All of the above securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

     See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the above financings.

RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have A History Of Incurring Net Losses; We Expect Our Net Losses To Continue As A Result Of Planned Increases In Operating Expenses; And, Therefore, We May Never Achieve Profitability Which May Cause Us To Seek Additional Financing Or To Cease Operations.

We have not generated revenues to date. We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception. We had a net loss of $279,306 for the nine months ended September 30, 2004. We expect to continue to incur net losses and negative cash flows for the foreseeable future. In addition, we anticipate losses to continue because we expect to incur additional costs and expenses related to:

     o    brand development;
     o    marketing and other promotional activities;
     o    expansion of operations;
     o    continued development of products;
     o    implementation  of systems to process  customers' orders and payments;
          and
     o    development of relationships with strategic business partners.

     We will need to generate significant additional revenue to achieve profitability. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon numerous factors outside of our control, including the market acceptance of our horseshoes and the economy.

     It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. If we do not achieve sustained profitability, we may be unable to continue our operations.

We Have A Limited Operating History, Therefore It Is Difficult To Evaluate Our Financial Performance And Prospects and, as a result, you only have limited information to evaluate our future performance.

     We are a development stage company and we have only recently commenced the marketing of our products. We are, therefore, subject to all of the risks inherent in a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you that in the future we will generate revenues, operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Because of our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations our auditor has raised substantial doubt about our ability to continue our business

     We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2003 and 2002, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders' deficit, working capital deficit, and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern. By issuing an opinion stating that there is substantial doubt about our ability to continue as a going concern, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations and, further, in order to avoid ceasing our operations, we must either generate additional revenue and/or raise additional funding. If our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations continue, our business could be materially adversely affected.

If we do not obtain financing when needed, our business will fail as we will not have sufficient funds to further develop, manufacture or market the Stealthshoe

     Our current operating funds will allow us to continue our operations until May 2005. In order for us to further develop our products, we will need to obtain additional financing. As of September 30, 2004, we had cash in the amount of $48,352. We currently do not have any income. Our business plan calls for significant expenses in connection with the development, manufacturing and marketing of our horseshoes. We will also require additional financing if our costs are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once we commence the marketing of our products. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required.

To manage our growth and expansion, we need to successfully shift from research and development to manufacturing and sales, which requires significant new internal systems, procedures and controls. If we are unable to do so successfully, we will be unable to generate revenues.

Once our products go into commercial production we will shift our main focus from research and development to manufacturing, sales and marketing. This shift would entail a significant expansion in our operations. This growth in operations will place a significant strain on our management, information systems and resources. In order to manage this growth effectively, we must continue to improve our financial and managerial controls and reporting systems and procedures. Our failure to successfully implement, improve and integrate these systems and procedures would limit our ability to generate revenues and/or operate on a profitable basis.

If we are unable to establish reliable manufacturing facilities or third party manufacturing relationships we will not be able to effectively manufacture our horseshoes, which will impede our ability to generate revenues.

Currently, we rent workshop space and make our prototype StealthShoe(TM) by hand, using small scale stamping and manufacturing equipment. If our StealthShoe(TM) and other Products gain customer acceptance, we must either buy or lease larger-scale manufacturing facilities or have our products made by a third-party manufacturer. We have entered into a third party manufacturing and marketing agreement with Victory Racing Plate Co, however, we have not reached reached an agreement regarding price and/or profit sharing. If we are unable to reach a final agreement with Victory or with another manufacturer, we may not be able to effectively manufacture or market the Stealthshoe.

Our failure to keep pace with rapid change in marketing strategies, product design, styles and tastes could harm our business.

Demand for horseshoes is strongly influenced by matters of durability and comfort for the horse. We may not be able to successfully develop new products to address new or shifting consumer demand. An unexpected change in consumer demand could seriously harm our business. Our inability to timely and successfully respond to developments and changing demands could hurt its competitive position or render our products noncompetitive.

The demand for our products may not remain constant. The sales of products such as horseshoes are affected by changes in the economy and consumer tastes, both of which are difficult to predict. Continued adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, increasing energy costs, declining consumer confidence and significant declines in the stock market, could lead to a further reduction in discretionary spending for our horseshoes

The commercial success of our business depends on the widespread market acceptance of rubber faced horseshoes and if we are unable to generate interest in our horseshoes we will be unable to generate sales and we will be forced to cease operations.

     Although there is a developed market standard horseshoes, the market for rubber faced horseshoes has yet to develop. Our success will depend on consumer acceptance of rubber faced horseshoes as well as the success of the commercialization of the rubber faced horseshoe market. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our product in the horseshoe market. The standard horseshoe market sector is well established with entrenched competitors with whom we must compete.

We may not be successful in protecting our intellectual property and proprietary rights and we may be required to expend significant amounts of money and time in attempting to protect our intellectual property and proprietary rights and if we are unable to protect our intellectual property and proprietary rights our competitive position in the market could suffer.

     We rely on a combination of trade secret protection and other arrangements to establish and protect our proprietary technologies. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our patent applications that we may file, third parties may challenge, invalidate or circumvent any patent issued to us, unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights, rights granted under patents issued to us, if any, may not afford us any competitive advantage, others may independently develop similar technology and protection of our intellectual property rights may be limited in certain foreign countries. We may be required to expend significant resources to monitor and police our intellectual property rights.
Any future infringement or other claims or prosecutions related to our intellectual property could have a material adverse effect on our business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. We have not been in a financial position to properly protect all of our intellectual property, and may not be in a position to properly protect our position or stay ahead of competition in new research and the protecting of the resulting intellectual property.


Management and affiliates own enough shares to control shareholder vote which could limit the rights of existing or future shareholders and, as a result, you may not be able to influence various corporate actions.

Our executive officers, directors, affiliates and entities controlled by them own approximately 27.69% of the outstanding common stock. As a result, these executive officers and directors will control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our Certificate of Incorporation or other material corporate actions.

Risks Relating to Our Common Stock:

There is presently no market for our common stock, such market may not develop and if such market does not develop you may not be able to sell your shares.

At the present time, no market for our common stock exists. A market for our common stock is in large part predicted on our future earnings as well as our ability to be successfully listed on an exchange such as the Over-the-Counter Bulletin Board. If we are not approved to be traded on the Over-the-Counter Bulletin Board or if we do not generate revenue or a profit, no market for our common stock may be developed.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:


     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no market for our common stock.

     As of February 10, 2005, there were approximately 239 holders of record of our common stock and 32,254,480 shares of common stock outstanding. Approximately, 267,302 shares of common stock are eligible for resale under Rule
144. We have no options and warrants outstanding.

     We have appointed Liberty Transfer Co., Inc., P.O. Box 558, Huntington, NY 11743, as transfer agent for our shares of common stock.

Equity Compensation Plan Information

     As of December 31, 2003, we have not had any equity compensation plans outstanding.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."


Plan of Operation

     We were founded to develop, manufacture, market and distribute unique rubber horseshoes and related services. The founder of our company, Samuel Serritella, recognized an opportunity to develop a product that we believe would take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. Our initial market is the horse racing industry; however, we believe our product may be used on any type of horse. If the StealthShoe(TM) becomes established in the horse racing industry, we intend to broaden our market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.

     After nearly three years of research and development by our founders, we have tested StealthShoe(TM) product in actual racing conditions. We are moving to increase our pool of research subjects to study the strength and wear characteristics of our product. Through our ongoing research and development, we expect to continue to improve our products and eventually move into commercial production. Currently, Sam Serritella and Gary Kouletas head our research and development. We have set up a small scale manufacturing facility to produce our product for testing purposes. This includes cutting and milling materials as well as bonding our products. Through this process we have been able to test adhesives and compare different aluminums and different steel as well as testing different rubber samples. With the combination of these tests we have been able to produce a shoe that was put on test horses that have produced positive results.

     We have entered a manufacturing and marketing agreement with Victory Racing Plate Company, a company that has been involved in the horseshoe industry for 75 years. Together with Victory, we introduced the Stealthshoe into the horseshoe market at the international hoof care summit in Cincinnati, Ohio on January 29, 2005. Within the next month, Victory will begin to market the Stealthshoe to strategic parts of the country, beginning with the east coast. These marketing efforts will include video marketing, print ads, attendance at trade shows and consignment to various distributors. We expect to incur approximately $150,000 in costs in connection with marketing and production during this period. We will utilize Victory's established distribution channels.

     After six months of manufacturing the aluminum shoe, together with Victory, we will begin the manufacturing of the steel substrate model to accommodate the police and carriage horse market. We expect to incur costs related to marketing and production of approximately $100,000.

     Six months after we have introduced our product to the police and carriage horse market, we will begin to market the shoe to other markets including the pleasure horse and Amish horse markets. We expect to incur costs related to marketing and production of approximately $100,000.

     We expect these costs to be funded by sales of our common stock or debt financing. Victory will be absorbing start up die costs.

     To date, we have given our product to certain horse trainers throughout the United States in return for test data and reports from users. The test subjects have been trotters and pacers, quarter horses, dressage horses and policy horses. Currently, over fifty horses have used or are using the StealthShoe(TM) in training and racing or working conditions.

     We expended approximately $275,000 in Research and Development costs over the last two years. These amounts are included in the General and Administrative expenses in the accompanying financial statements.

     We have incurred net losses in the aggregate of $827,978 since our inception though the nine months ended September 30, 2004. The net loss for the year ended December 31, 2002 was $78,307. The net loss for the year ended December 31, 2003 was $470,365 and the net loss for the nine months ended September 30, 2004 was $279,306. The net loss consists of general and administrative expenses and research and development expenses. To the extent that we are unable to secure additional external financing, and/or generate cash revenue from operations, our ability to continue as a going concern may be adversely affected.

     We anticipate losses to continue because we expect to incur additional costs and expenses related to:

     o brand development which includes updating the design and engineering our horseshoe (estimated to be approximately $50,000);
     o marketing and other promotional activities which includes attending trade shows, creating of pamphlets, displays and videos and media advertisements (estimated to be approximately $50,000);
     o expansion of operations including the updating of office equipment and our R&D facility (estimated to be approximately $150,000);
     o purchase of raw materials such as aluminum, rubber and adhesives (estimated to be approximately $500,000); and
     o monthly operating expenses which includes general operating equipment, professional fees and other administrative expenses (estimated to be approximately $250,000).

     We do not expect to purchase or sell any plant or significant equipment and we do not expect for there to be a significant change in the number of our employees during the upcoming year.

Liquidity and Capital Resources

     On September 30, 2004, we had cash resources of $48,352 with total current liabilities of $381,662, including normal trade payables. Based on our existing expenses, we expect to be able to continue our operations for two months and we will need to raise approximately $1,000,000 in new capital to fund our operations during the next year. We are currently operating using cash generated from the sale of our common stock or from funds loaned by our Chief Executive Officer. Since we commenced operations in the horsehoe industry, Mr. Serritella, our Chief Executive Officer, has loaned approximately $191,586.05 to our company to fund our research and development and working capital. We have repaid Mr.
Serritella  approximately  $91,939.51,  which  has  resulted  in an  outstanding balance of $123,751.37 as of September 30, 2004. These loans bear interest at the rate of 5% from the date of each loan and are due on demand. We expect to use the funds generated, if any, for the purchase of raw materials, brand development, expansion of our operations and general monthly expenses. This calculation is based on its average current monthly expense level of approximately $20,000 per month.

     From April 3, 2003 through October 7, 2003, we issued and sold convertible debentures in the amount of $225,575, which were convertible into our common stock at $.25 per share. Each of the debenture holders converted the debentures into an aggregate of 902,300 shares of common stock.

     From October 9, 2003 through October 11, 2004, we issued and sold shares of common stock in the aggregate amount of $206,975 at $.25 per share, which resulted in the issuance of 827,900 shares of common stock.

     On November 10, 2004, we issued and sold shares of common stock in the aggregate amount of $20,000 at $.25 per share to two accredited investors, which resulted in the issuance of an aggregate of 80,000 shares of common stock.

Off-Balance Sheet Arrangements

     We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

Critical Accounting Policies

Equipment

     Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the applicable lease period, plus any renewal periods, which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

Income Taxes

     We follow the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Of Financial Instruments

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

Going Concern


     At September 30, 2004, we reported a stockholders' deficit of $312,612 and we have significant capital needs, which to date has been met through private sales of our equity. We will continue to need substantial infusions of capital, which we expect to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities

                                    BUSINESS

History

     We were incorporated on March 24, 1999 in the State of Delaware under the name of Harmonica Acquisition Corporation ("Harmonica"). We are engaged in the development, manufacture and sale of rubber-faced horseshoes for use in racing and training.

     In September 2002, Pierce Mill Associates, Inc., which owned all of the issued and outstanding shares of common stock in September 2002, entered into a stock purchase agreement with International Surfacing, Inc., a New Jersey corporation ("International-NJ"), whereby International-NJ purchased all of our outstanding shares for $15,000. As a result, we became a wholly-owned subsidiary of International-NJ. International-NJ entered into the transaction for the purpose of acquiring a company that was a fully reporting company under the Securities Exchange Act of 1934 with the intent of entering into a share exchange entered in November 2002. Prior to entering into the stock purchase agreement, International-NJ was engaged in the development of rubber-faced horseshoes for use in racing and training.

     In November 2002, International-NJ exchanged all of its shares held in our company with the shareholders of International-NJ. Consequently, the shareholders of International-NJ became the shareholders of our company and we thereafter changed our name to International Surfacing, Inc. in December 2002. There were no fees paid to any person as consulting fees, finders' fees or financial services fees related to the International-NJ's acquisition of our common stock or the exchange. Prior to our share exchange with International-NJ, we had no operations and our sole business activity was seeking and investigating candidates for business combinations and International-NJ was engaged in the development of the StealthShoe(TM). We have not undergone any bankruptcy, receivership or similar proceeding and, except as set forth above, we have not undergone any material reclassification, merger, consolidation or purchase of a significant amount of assets not in the ordinary course of business.

StealthShoe(TM)

     Since January 2002, we have been engaged in the development and manufacturing of our StealthShoe(TM) and related products and services. We intend to commence marketing and distribution of StealthShoe(TM) in late January 2005. StealthShoe(TM) product is a unique rubber horseshoe. We believe the StealthShoe(TM) is a horseshoe that will take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. Our initial market is the horse racing industry; however, we believe that StealthShoe(TM) can be used on any horse.

     During the last two fiscal years, we estimate that we incurred expenses of approximately $275,000 in connection with research and development. We have increased our pool of research subjects to improve the strength and durability characteristics of StealthShoe(TM). Through our ongoing research and development, we expect to continue to improve StealthShoe(TM) and move into commercial production in the near future.

     StealthShoe(TM) consists of two layers of material, bonded in a proprietary way which includes metal preparation and rubber treatment methods that when combined with our custom blend of adhesives creates a unique bonding process. The shoe has an aluminum substrate and an outer face of tire-grade rubber. We believe that the rubber layer protects the horse's legs by cushioning the impact of each step. We are also in the process of creating a product with a steel substrate, for more heavy duty applications, such as police horses and carriage horses. We are currently developing the steel substrate horseshoe and intend to commence manufacturing the steel substrate by the end of July 2005.

     Over the next several months, we intend to complete research and testing and rollout our first commercial product at racetracks and training stables in the eastern United States. In order to accomplish this rollout, we have entered into a manufacturing and marketing agreement with Victory Racing Plate Co. We intend to continually update and refine our products to increase customer satisfaction. Although we intend to continually refine our products, we do not need additional research and development to sell StealthShoe(TM).

Manufacturing

     We manufacture our prototype products in our facility at 5 Erie Street in Garfield, New Jersey. Our facility consists of an approximately 1,000 square foot manufacturing area, equipped with machine tools, metal and rubber stamping equipment, lathes, power saws and other industrial equipment, plus storage for materials. This facility is adequate for our present prototype manufacturing needs.

     On December 9, 2004, in order to commence commercial production we entered into a Standard Manufacturing and Marketing Agreement with Victory Racing Plate Co. ("Victory"). Victory has agreed to provide all dies and materials for metal horseshoe production. We will provide the rubber insert and the process for bonding the metal and the rubber using our proprietary boding process. In addition, both parties have agreed to use their best efforts in promoting the StealthShoe and Victory has agreed to assist in the distribution of the Stealshoe using its existing distribution channels. As of the date hereof, we have no agreement with Victory regarding the revenue sharing from sales made through Victory. We are presently in negotiation regarding the revenue sharing pursuant to our agreement with Victory.

Marketing

     There are two distinct markets for our product. The first consists of owners and trainers of professional racehorses, which is the market we will focus on commencing in late January 2005 when we will attend the Hoof Care Summit with Victory in Cincinnati, Ohio. We intend to market to this segment using management's contacts as well as Victory's distribution channels. Within six months after the Hoof Care Summit, we intend to market the Stealhshoe, include a model using the steal substrate, to other professional horse users (mounted police, commercial riding stables and the like) and to general horse owners and veterinarians as a therapeutic shoe for lame horses. During each stage, together with Victory, management will market Stealthshoe to existing contacts of Victory and our company. In addition, we will attend trade shows and advertise in trade magazines. We expect to incur costs throughout 2005 of approximately $100,000 in connection with our marketing efforts.

Competition

     Our competition are manufacturers of the traditional steel or aluminum shoe. No other manufacturer is engaged in the manufacture and marketing of rubber shoes. The traditional horseshoe market is dominated by Victory Racing, St. Croix and Kercourt, which we believe have an equal percentage of the traditional horseshoe market. These competitors manufacturing the traditional steel or aluminum shoe are better capitalized, have been engaged in the horseshoe business for an extended period of time and may be able to develop a rubber shoe that would directly compete with the Stealhshoe. As of the date hereof, we are not aware of any efforts of these competitors to produce a rubber based horseshoe. Based on management's experience in the horseshoe industry, we believe that competition in the horseshoe industry is based on price, durability and comfort.

Raw Materials

     We purchase our raw materials, consisting of metal plates and recycled rubber, from a number of manufacturers. There are no exclusive suppliers for our raw materials, which are available from numerous suppliers. We purchase our bonding material from a supplier who manufacturers it according to our proprietary formula.

     All of the funds spent by us in the last two years were used for salaries and research and development expenses. Of this amount, approximately $275,000 was spent on research and development expenses.

Employees

     We have three full time employees. Sam Serritella, serves as our President, CEO and CFO. Mr. Serritella handles all financial responsibilities including the overseeing of all corporate governance issues. Mr. Seritella is also involved in research and development and acts as a liaison to the horse racing industry. Mr. Kouletas handles the day to day operations and is responsible for manufacturing of our product as well as the development of all manufacturing and distribution third party relationships. In addition, we also have an employee that provides administrative services.

Intellectual Property

     We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. In addition, we intend to file for patent protection for our proprietary technology. We can give no assurance that any such patent will be granted for our StealthShoe(TM) technology. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have received a trademark for use of the term "StealthShoe(TM)". We have filed a patent application with the United States Patent and Trademark Office. As of the date hereof, our patent application is pending.

Description of Property

     We currently maintain our executive offices and research and development facilities at 5 Erie Street, Garfield, New Jersey 07026. Our telephone number at that address is (973) 253-6131. This facility consists of a 1,600 square foot manufacturing facility and approximately 1,500 square feet of office space. Our lease for these facilities is on a month to month basis pursuant to a verbal agreement at the rate of $2,500 per month. This facility is in good working condition and we expect this facility to satisfy our needs for the next 12 months.

Legal Proceedings

     We are not a party to any pending legal proceedings and no such proceedings are known to be contemplated.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:



--------------------------------------------------------------------------------
                               DIRECTOR OF
NAME AND ADDRESS         AGE   OFFICER SINCE     POSITION
--------------------------------------------------------------------------------
Samuel M. Serritella     58       2002           President, Chief Executive
                                                 Officer, Chief Financial
                                                 Officer, Chairman of the Board
--------------------------------------------------------------------------------
Gary Kouletas            28       2002           Vice President
--------------------------------------------------------------------------------
Richard Ciarletta        38       2002           Director
--------------------------------------------------------------------------------
Thomas R. Miller         65       2002           Director
--------------------------------------------------------------------------------
Michael Luterzo          45       2002           Director
--------------------------------------------------------------------------------


Samuel Serritella serves as our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors since November 2002. Before his involvement in our company, since 1995, Mr. Serritella has been self-employed in the tire recycling business where he was engaged in the producing and selling of rubber chips. Mr. Serritella spends more than 40 hours per week on our business.

Gary Kouletas serves as a Vice President of our company. Before joining our company in 2002, Mr. Kouletas was engaged in the development of real estate residential projects. Since 1996, Mr. Kouletas has owned and operated a number of residential real estate projects in northern New Jersey under the name of Kouletas Real Estate, a family owned entity. Mr. Kouletas was engaged in the administration and management of the business. Mr. Kouletas attended William Paterson College and Montclair State University, both located in New Jersey. Mr. Kouletes spends more than 40 hours per week on our business.

Michael Luterzo is a Director of our company and is a member of the Compensation Committee and the Audit Committee. Mr. Luterzo has over thirty years of experience in metal fabrication and manufacturing. Since 1990, Mr. Luterzo has been employed at Tappan Wire + Cable, Inc., where he currently holds the position of Vice President of Sales and Marketing. Tappan Wire + Cable, Inc. manufacturers wire and wire cables for industrial uses, such as cranes and fencing.

Richard Ciarletta is a Director and member of our Audit Committee. Mr. Ciarletta has been a director of our company since November 2002. Since August, 1994, Mr. Ciarletta has been a vice president the Equity Division of Credit Suisse, First Boston in New York, where he is responsible for supervising registered representatives and sales assistants and in monitoring activity in investor accounts. Mr. Ciarletta holds a Bachelors Degree in Finance from William Patterson College in New Jersey

Thomas Miller is a director of our company. Mr. Miller has had a varied career in the mining industry as a developer of new mining methods and inventor of mining machinery. Mr. Miller has been granted eight U.S. patents and five foreign patents on drilling and mining devices. Since 1998, Mr. Miller has owned and operated Interstate Environmental Technologies, Inc., a tire recycling business of which he is president.

The above listed directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, and until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. There is no family relationship between any of our executive officers or directors.

BOARD COMMITTEES. The Board of Directors has established a Compensation Committee consisting of Mr. Serritella, Mr. Ciarletta and Mr. Luterzo and an Audit Committee whose members are Mr. Serritella, Mr. Luterzo and Mr. Ciarletta. Mr. Ciarletta, an independent director, serves as our audit committee financial expert.

No members of the Compensation Committee serve on any other boards with any of our officers or directors.

DIRECTOR COMPENSATION. Our directors do not receive any cash or other compensation for their service as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board meetings.

Code of Ethics

     We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports. Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2003 none of the Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

            The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000.


                           Summary Compensation Table



-------------------------------------------------------------------------------------------------------------
Name and Principal           Year          Annual Compensation           All Other Awards       Other Annual
Long-Term Position                         Salary($) Bonus($)                                   Compensation
Compensation                               Compensation
-------------------------------------------------------------------------------------------------------------
Samuel M. Serritella         2002           --                           $      0                    --
President + CEO              2003          $74,094                       $ 50,000                    --
-------------------------------------------------------------------------------------------------------------
Gary Kouletas                2002           --                           $      0                    $0
Vice President               2003          $36,200                       $ 50,000                    --
-------------------------------------------------------------------------------------------------------------
Louis Paulucci(1)            2002           --                           $      0                    $0
Vice President               2003          $35,900                       $ 50,000                    --
-------------------------------------------------------------------------------------------------------------

(1) Resigned as an officer in July 2004.

We did not pay to our Chief Executive Officer or any executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the years ended December 31, 2002 and December 31, 2003.

We do not have any defined benefit or actuarial plan with respect to our Chief Executive Officer or any executive officer under which benefits are determined primarily by final compensation and years of service.

Stock Option Grants in Last Fiscal Year

     All stock options granted during the last fiscal year have been cancelled.

Aggregate Option Exercises in Last Fiscal Year

     None of the named executive officers exercised options during the year ended December 31, 2003.

Employment Agreements

     We presently do not have any employment agreements

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 2002, International-NJ exchanged all of its shares held in our company with the shareholders of International-NJ. Consequently, the shareholders of International-NJ became the shareholders of our company and we thereafter changed our name to International Surfacing, Inc. in December 2002. There were no fees paid to any person as consulting fees, finders' fees or financial services fees related to the International-NJ's acquisition of our common stock or the exchange. We have not undergone any bankruptcy, receivership or similar proceeding and, except as set forth above, we have not undergone any material reclassification, merger, consolidation or purchase of a significant amount of assets not in the ordinary course of business.

     Since we commenced operations in the horsehoe industry, Mr. Serritella, our Chief Executive Officer, has loaned approximately $191,586.05 to our company to fund our research and development and working capital. We have repaid Mr.
Serritella approximately $91,939.51, which has resulted in an outstanding balance of $123,751.37 as of September 30, 2004. These loans bear interest at the rate of 5% from the date of each loan and are due on demand.

     We have entered into an agreement with Sam Serritella, an executive officer and a director, and Gary Kouletas, an executive officer, to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through December 31, 2003, for services rendered. We recorded compensation expense of $48,107 for the year ended December 31, 2002 and $117,143 for the year ended December 31, 2003 relating to the agreements. The compensation expense recorded is included in accrued liabilities at June 30, 2004 and December 31, 2003 in the accompanying financial statements.

     On October 11, 2004, we issued 1,000,000 shares of common stock to each Sam Serritella and Gary Kouletas for services rendered to our company.

                      CHANGES IN OUR CERTIFYING ACCOUNTANT

     In November 2002, subsequent to the change in control of our company in connection with the Exchange Stock Agreement entered with International Surfacing, Inc., a New Jersey corporation, we ceased all contact with Weinberg & Company, P.A. ("Weinberg"), which effectively resulted in the resignation of Weinberg.

     On January 2, 2003, we engaged Tedder James Worden & Associates ("Tedder"), as our principal independent accountant. This decision to engage Tedder was taken upon the unanimous approval of our Board of Directors.

     During the two fiscal years ended December 31, 2001 and December 31, 2000, and through to Weinberg's resignation, (i) there were no disagreements between our company and Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in its reports on our financial statements, and (ii) Weinberg's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion except that Weinberg's opinion in its report on our financial statements for the years ended December 31, 2001 and 2000 expressed substantial doubt with respect to our ability to continue as a going concern due to the fact that we are in the development stage, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations. It should be noted that Weinberg did not account, review or audit our financial statement for December 31, 2003 and 2002 or through to its resignation. During the last two most recent fiscal years ended December 31, 2003 and December 31, 2002 and through its resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B; provided, however, Weinberg did not account, review or audit our financial statement for December 31, 2003 and 2002 or through its resignation.

     During the two most recent fiscal years and through the Resignation, we have not consulted with Tedder regarding either:

          1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Tedder concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

          2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

     On March 22, 2004, our accountants, Tedder, James, Worden & Associates ("Tedder") tendered their resignation as our independent accountants.

     Tedder's reports on our financial statements for the year ended December 31, 2002 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit, scope or accounting principles. There were no disagreements with Tedder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Tedder's report did raise certain doubts regarding our ability to continue as a going concern.

     On March 22, 2004, our Board of Directors engaged the firm of Jerome Rosenberg, CPA, P.C. as independent accountant to audit our financial statements for the period ending December 31, 2003.

     During the two most recent fiscal years (ended December 31, 2003 and 2002), and from January 1, 2004 to the date of engagement, neither our company nor anyone on its behalf consulted with Jerome Rosenberg, CPA, P.C. regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on our financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of February 10, 2005. The information in this table provides the ownership information for:

     o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

     o    each of our directors;

     o    each of our executive officers; and

     o    our executive officers and directors as a group.

          Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 32,254,480 shares outstanding on February 10, 2005, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after February 10, 2005.

---------------------------------------- -------------------------------------- ---------------------
Name and Address                         Number of Shares Beneficially Owned   Percent of Class
---------------------------------------- -------------------------------------- ---------------------
Samuel Serritella (1) **                 6,972,750                                  21.61%

--------------------------------------- -------------------------------------- ----------------------
Gary Kouletas (1) **                     1,490,000                                   4.61%

---------------------------------------- -------------------------------------- ---------------------
Richard Ciarletta (1) **                   270,000                                     *

---------------------------------------- -------------------------------------- ---------------------
Thomas R. Miller (1) **                    100,000                                     *

---------------------------------------- -------------------------------------- ---------------------
Michael Luterzo (1) **                      60,000                                     *

---------------------------------------- -------------------------------------- ---------------------
Theresa Cavalomagno                      2,000,000                                   6.20%
35 Garwood Court
Garfield, NJ 07026
--------------------------------------- -------------------------------------- ----------------------
Nicole Horvath                           2,000,000                               6.20%
179 Farnham Ave.
Lodi, NJ 07644

---------------------------------------- -------------------------------------- ---------------------

---------------------------------------- -------------------------------------- ---------------------
All officers and directors as a          8,892,750                              27.57%
Group (5 people)

---------------------------------------- -------------------------------------- ---------------------
*Less than one percent
** Address is c/o International Surfacing, Inc., 5 Erie Street, Garfield, New Jersey 07026

(1) Officer and/or director of our company.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

     We are authorized to issue up to 100,000,000 shares of common stock, $.0001 par value per share. As of February 10, 2005, there were 32,254,480 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have appointed Liberty Transfer Co., Inc., P.O. Box 558, Huntington, NY 11743, as transfer agent for our shares of common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders will sell at the fixed price of of $.25 per share for the duration of the offering or until we are listed on the OTC Bulletin Board. If we are quoted on the OTC Bulletin Board the selling stockholders will be entitled to sell at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:


     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------------------------------------------------------------------------------------------------------------------------
                                       Shares Beneficially Owned                               Shares Beneficially Owned
                                       -------------------------                               -------------------------
                                       Prior to the Offering (1)                                After the Offering (2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Total
                                                                        Shares
 Name                             Number          Percent             Registered               Number            Percent
------------------------------------------------------------------------------------------------------------------------------------
Dolores McLaren                  500,000            1.55%                500,000                -0-                **
6 Robert Court
Lodi, NJ 07644

Dolores Flynn                    500,000            1.55%                500,000                -0-                **
7 James Court
N Haledon NJ

Gary Kouletas(3)*              1,490,000            4.61%              1,000,000               490,000             1.52%

Sam Serritella(3)*             6,972,750           21.61%              1,000,000             5,972,750            18.51%

Patricia McLaren                 500,000            1.55%                500,000                -0-                **
6 Robert Court
Lodi, NJ 07644

Sichenzia Ross Friedman        1,500,000            4.67%              1,500,000                -0-                **
Ference LLP(4)
1065 Avenue of the Americas
New York, NY 10018


Andrew Aboyoun                   895,000            2.77%                 45,000               850,000            2.63%
120 Van Riper Ave.
Clifton, NJ 07011

Larry Alloway*                     21,00             **                   10,000                11,000             **


Mathew Amihude*                    6,000             **                    6,000                -0-                **


                                       24

Peter Asimakis                     8,400             **                    8,400                -0-                **
352 President St.
Saddle Brook, NJ 07663

Ernest Barillari                   1,250             **                    1,250                -0-                **
499 Grewlock-RRK
Belleville, NJ 07109

Marie Barillari                      750             **                      750                -0-                **
499 Grewlock-RRK
Belleville, NJ 07109

Gerilyn Baron                     10,000             **                   10,000                -0-                **
2 Dell Court
Fairfield, NJ 07004

Grigoria Bell                        400             **                      400                -0-                **
8 Post Court
Hillsborough, NJ 08844

Marylin Bell                       1,600             **                    1,600                -0-                **
8 Post Court
Hillsborough, NJ 08844

Roger Bell                         1,000             **                    1,000                -0-                **
25 Parsons Rd.
East Brunswick, NJ 08816

Rory Bell                        750,800            2.32%                    800               750,000            2.32%
8 Post Court
Hillsborough, NJ 08844

Benjamin L. Blum                  20,000             **                   20,000                -0-                **

Barry Brelow                       4,000             **                    4,000                -0-                **
135 Floyed St
Edison, NJ 08820

Bob Brenner                       57,000             **                   32,000                25,000             **
5040 Chickweed Dr.
Colorado Springs, CO 80917

Edward Calderio                   10,000             **                   10,000                -0-                **
21 Market St
Wayne, NJ 07470

                                       25

Mike Calderio                     10,000             **                   10,000                -0-                **
1 Lake Rd.
Lake Hopatcong, NJ 07849

Bart Calliano                     12,000             **                   12,000                -0-                **
13 Blakslee Pl.
Hillburn, NY 10931

Terry Campagna                     4,000             **                    4,000                -0-                **
524 Bloomfield Ave.
Verona, NJ 07044

Romona Carey                         400             **                      400                -0-                **

Harry R Carney                       200             **                      200                -0-                **
5580 Teakwood Rd.
Lakeworth, FL 33467

Richard Ciarletta                270,000             **                   20,000               250,000             **
26 Kelsie Ct.
Matawan, NJ 07747

Stojanka Cicovski                  4,400             **                    4,400                -0-                **
11 Potter Rd.
Clifton, NJ 07013

Stojko Cicovski                      600             **                      600                -0-                **
11 Potter Rd.
Clifton, NJ 07013

John Cifelli                       2,000             **                    2,000                -0-                **
30-6B Willow Dr.
Ocean, NJ 07712

Wilfred JR Cintron                 8,000             **                    8,000                -0-                **
159 Franklin Street Unit 26
Bloomfield, NJ 07003

Joseph Cirillo                     4,000             **                    4,000                -0-                **
101 Shippen St.
Weehawken, NJ 07086

Lorcan J. Clavin                  20,000             **                   20,000                -0-                **
35 Spruce St.
Clifton, NJ 07014

                                       26

Jim Coker*                        14,000             **                   14,000                -0-                **


Maria Calolla                      2,000             **                    2,000                -0-                **
67 Passaic St.
Hawthorne, NJ 07506

Phyllis P. Collas*               341,200            1.05                 241,200               100,000             **


Andrew Costa                       1,200             **                    1,200                -0-                **
705 West 179th St
New York, NY 10033

Terrence Coyle                     8,000             **                    8,000                -0-                **
329 Warren St.
Scotch Plains, NJ 07076

Edwin Cruz                         3,000             **                    3,000                -0-                **
239 Highland Ave.
Pasaic, NJ 07055

Vincente Cruz                     10,000             **                   10,000                -0-                **
143 Hamilton Ave
Clifton, NJ 07011

David A. D'Andrea                  5,000             **                    5,000                -0-                **
47 North Main St.
Holley, NY 14470

Donald A. D'Andrea                10,000             **                   10,000                -0-                **
47 North Main St.
Holley, NY 14470

James M. D'Andrea                  5,000             **                    5,000                -0-                **
47 North Main St
Holley, NY 14470

Danny J. Dale                      4,800             **                    1,800                 3,000             **
2113 Old Stone Mill Drive
Cranbury, NJ 08512

Joanne M. Dale                     1,200             **                    1,200                -0-                **
3146 Prospect Ave.
Trevost, PA 19053

Lawrence DeAngelo                  1,000             **                    1,000                -0-                **
303 Pennsylvania Ave
Paterson, NJ 07503

                                       27

Jan DeBenedetto                    6,000             **                    6,000                -0-                **
260 Boulevard
Maountain Lakes, NJ 07046

Luz DeGuzman                       1,200             **                    1,200                -0-                **
232 South St.
Saddle Brook, NJ 07663

Anthony T. Deintinis              28,000             **                   28,000                -0-                **
245 Passaic Ave. A4
Passaic, NY 07055

Louis A Delforno                   6,000             **                    6,000                -0-                **
14 Birkett Ct.
Wayne, NJ 07470

Chalotte Dell'Aquita              20,000             **                   20,000                -0-                **
180 Wood Rd.
Engelwood Cliffs, NJ 07632

Anthony Delntinis Jr.             20,000             **                   20,000                -0-                **
33 Schuyler St
Parsippany, NJ 07054

Brian Derendal                        80             **                       80                -0-                **
239 Park Ave.
Clifton, NJ 07011

Trina Diakos                       2,000             **                    2,000                -0-                **

Mary A Dungan                     32,000             **                   32,000                -0-                **
5139 North Road
Northstreet, MI 48049

Thomas E. Dungan                  40,000             **                   40,000                -0-                **
5139 North Road
Northstreet, MI 48049

 John Dunning                    210,000             **                  100,000               110,000             **
75473 WCR 10-0
Stoneham, CO 80754

Hubert F Ellis III                 8,000             **                    8,000                -0-                **

                                       28

Mary Felber                        2,000             **                    2,000                -0-                **
9501 W. Sahara Ave.

STE 2179
Las Vegas, NV 89117

Dennis Felix                       1,000             **                    1,000               -0-                 **
27433 Cosgrove
Warren, MI 48902

John Feore                           100             **                      100               -0-                 **
100 Cantrelle
Monticello, NY 12701

Michael Florio                     8,000             **                    8,000               -0-                 **
1209 Gruber Ave.
Union NJ 07083

Robert G. Fowler                   1,000             **                    1,000               -0-                 **
787 Old York Rd.
Heightstown, NJ 08520

Donna Frank                          200             **                      200               -0-                 **
778 Sonerset Dr.
Webster, NY 14580

Catherine Frantz                   6,000             **                    6,000               -0-                 **
25 Ross Road
Wallington, NJ 07057

Josi Frantz                          100             **                      100               -0-                 **
17 Viewcrest Dr.
Rochester, NY 14609

Russel Frantz                    290,000             **                   40,000              250,000              **
25 Ross Road
Wallington, NJ 07057

Kendra Gehrig                     77,000             **                    2,000               75,000              **

Nick George                       10,000             **                   10,000               -0-                 **

Donna Giambalvo                   10,000             **                   10,000               -0-                 **
23 Old Manaroneck Road APT 4E
White Plains, NY 10605

Vincent Giambalvo                  5,000             **                    5,000               -0-                 **
20 Bloomer Road
Mahopac, NY 10541

                                       29

Catherine Gianaco                 10,000             **                   10,000               -0-                 **
C/O Company

Joseph Giioridano                  1,000             **                    1,000               -0-                 **
88 Central Ave
Lodi, NJ 07644

Joseph Giresi                      4,000             **                    4,000               -0-                 **
552 Route 23 North
Franklin, NJ 07416

William Giroridano                 1,000             **                    1,000               -0-                 **
56 Walnut St
Montclair, NJ 07042

Lisa Grohsman                      8,000             **                    8,000               -0-                 **
62 Clark Street
Lodi, NJ 07644

Richard Handel                    12,000             **                   12,000               -0-                 **
80 Orchard Rd
Chatham, NJ 07928

Roland J. Heath                    1,200             **                    1,200               -0-                 **
138 N. 7th St
Olean, NY 14760

Frank Hericz                       4,000             **                    4,000               -0-                 **
175 Harrison St
Passaic, NJ 07055

Elaine T Hess                      1,200             **                    1,200               -0-                 **
544 Plympton Street
New Milford, NJ 07646

Jesse Hildebrant                   6,000             **                    6,000               -0-                 **
125 Second St
Mahwah, NJ 07430

Mark Hofer                        40,000             **                   40,000               -0-                 **
C/O Int'l Surfacing

Judith Humphreys                   1,000             **                    1,000               -0-                 **
500 Belcher RD S #221
Largo, FL 33771

                                       30

Toddy Jolly                       10,000             **                   10,000               -0-                 **
45 Plymouth St
Montclair, NJ 07042

Peter Kefalis                      2,000             **                    2,000               -0-                 **
330 Wadsworth Ave
New York, NY 10040

Koon Kim                         170,000             **                   40,000             130,000               **
49 Mayfield Terrace
East Lyne, CT 06333

Athena Kouletas                    1,000             **                    1,000               -0-                 **
246 Coolidge Ave
Hasbrouck Heights, NJ 07604

Paul Kouletas                      1,000             **                    1,000               -0-                 **
246 Coolidge Ave
Hasbrouck Heights, NJ 07604

Victor Z. Kovacs                 110,000             **                   10,000             100,000               **

Shelly Lebetkin                      800             **                      800               -0-                 **

Min Hunan Lim                     36,000             **                   12,000              24,000               **
49 Silver Street APT. C
Branforn, CT 06405

Anthony Lima                       4,000             **                    4,000               -0-                 **

John  L Lira                      20,000             **                   20,000               -0-                 **
120 Crosby Avenue
Totowa, NJ 07512

Lauren Loglisci                      400             **                      400               -0-                 **
805 11th Ave APT 5F
Paterson, NJ 07514

Loomie LLC(5)                    120,000             **                  120,000               -0-                 **
1350 Campus Pky
Neptune, NJ 07753

Paul F. Luhrman                    1,000             **                    1,000               -0-                 **
106 Clinton St
Heightstown, NJ 08520

                                      31

Martin J Lwcibello               120,000             **                  120,000               -0-                 **
25 Tenakilly Rd
Cresskill, NJ 07620

Dianne Lynch                       5,000             **                    5,000               -0-                 **
80 Pier Lane
Fairfield, NJ 07004

Charles. E Machris                 4,000             **                    4,000               -0-                 **
998 W Royal Palm Rd
Boca Raton, FL 33486

William Maguire                   47,500             **                   47,500               -0-                 **
297 Highwood St
Teaneck, NJ 07666


Guilene Mallard                    1,200             **                    1,200               -0-                 **
PO Box 6546
Freehold, NJ 07728

Rose Manzo                       100,000             **                  100,000               -0-                 **
484 West Side Ave
Jersey City, NJ 07304

Michael Marcantonio                8,000             **                    8,000               -0-                 **
44 Troy Hill Rd
Whippany, NJ 07981

Mari Marotta                       1,200             **                    1,200               -0-                 **
8 Fox Draft Trail
Fairport, NY 14450

Trade Martin                       4,000             **                    4,000               -0-                 **
218 Maple Street
Weehawken, NJ 07086

Frank Maselli                     12,000             **                   12,000               -0-                 **
20 Henry Street
Edison, NJ 08820

Liz Lanza Maucele                  6,000             **                    6,000               -0-                 **
80-14 Sweet Briar Dr
Clark, NJ 07066

Corrine McCabe                       800             **                      800               -0-                 **
67 Cottage Place
Garfield, NJ 07026

                                       32

Fred McCabe                        2,000             **                    2,000               -0-                 **
67 Cottage Place
Garfield, NJ 07026

William McGuire                   15,000             **                   15,000               -0-                 **
C/O Company

Ned Mechling                      20,000             **                   20,000               -0-                 **
0690 Heather Lane
Glenwood Springs, CO 81601
Marsha Metzger                    14,000             **                   14,000               -0-                 **
91 Rosedale Ave
Lion Gate C5
Caldwell, NJ 07008

David Montalvo                     4,000             **                    4,000               -0-                 **
1 E 9th Street
Clifton, NJ 07011

Valerie J Morris                     600             **                      600               -0-                 **
C/O Company

Williams Morris                      600             **                      600               -0-                 **
C/O Company

Alvin Moses                        8,000             **                    8,000               -0-                 **
119 23Rd Ave
Paterson, NJ 07513

Denise M. Murray                  50,000             **                   25,000             25,000                **
3 Marquette Ct.
Paramus, NJ 07652

Mary A. Murray                     5,000             **                    5,000               -0-                 **
10 Cottage Place
White Plains, NY 10601

Edward J Myslinski                40,000             **                   40,000               -0-                 **

Panagis Nikolatos                    800             **                      800               -0-                 **
111 Lehman Lane
Neshanic Station, NJ 08853

Trevor Nolan                      10,000             **                   10,000               -0-                 **
144 Randolf Ave
Clifton, NJ 07011

                                       33

Sarah A. Nystrom                   1,000             **                    1,000            -0-                    **
787 Old York Road
Heightstown, NJ 08520

Patrick J O'Grady III             10,000             **                   10,000            -0-                    **
323 Rosewood Terrace
Linden, NJ 07036

Ron M Odell                        6,000             **                    6,000            -0-                    **
2 McGovern Drive
Garnerville, NY 10923

Jennifer Ostaloza                  8,000             **                    8,000            -0-                    **
C/O Company

Vincent S Palermo                  2,000             **                    2,000            -0-                    **
PO Box 16
166 Dogwood
Lexington, MI 48450

Haralambos Panaretos                 100             **                      100            -0-                    **
518-3 Wallen Hills Drive
Fort Wayne, IN 46825

Stacey Panaretos                 500,400            1.55                     400          500,000                  55
222 Wheeler Street
Cliffside Park, NJ 07010

Gladys Pena                        4,000             **                    4,000            -0-                    **
458 63rd St
Brooklyn, NY 11220

Douglas Perez                      2,000             **                    2,000            -0-                    **


John Polvinale                    30,000             **                   30,000            -0-                    **
1417 Kimberley Drive
Lakewood, NJ

Carmela Pomponio                     500             **                      500            -0-                    **
87 Ozone Ave
Cedar Grove, NJ 07009

James Pomponio                     1,500             **                    1,500            -0-                    **
87 Ozone Ave
Cedar Grove, NJ 07009

                                       34

Joseph S Quillaro                  4,000             **                    4,000            -0-                    **
375 Coolidge Drive
Kenilworth NJ 07033

Dennis M. Rawlins                 10,000             **                   10,000            -0-                    **
41 Elmwood Drive
Elmwood Park, NJ 07407

Bruce Reid                         3,000             **                    3,000            -0-                    **
1891 Rochester Road APT D
Royal Oak, MI 48073

Wayne Reid                         2,000             **                    2,000            -0-                    **

Bernadette Remo                    8,000             **                    8,000            -0-                    **
George Remo JTTN110 Christie Ave.
Mahwah, NJ 07430

Michael Rible                     10,000             **                   10,000            -0-                    **
1720 Wolbert Terrace
Union, NJ 07083

Donnamaria Rizzi                   2,000             **                    2,000            -0-                    **
366 Deleware Ave
Paterson, NJ 07503

Beverly Rold                         400             **                      400            -0-                    **
149 Ackerman Ave
Clifton, NJ 07011

Allison Rosenblum                  1,000             **                    1,000            -0-                    **
1890 Rochester Rd APT D
Royal Oak, MI 48073

Marie F Rowe                       2,000             **                    2,000            -0-                    **
140 Donizetti Place Apt 13EBronz,
NY 10475

Francisco Sanchez                  6,000             **                    6,000            -0-                    **
17 Rosemont Ave
West Milford, NJ 07480

                                       35

Luis A. Sanchez Jr.                4,000             **                    4,000            -0-                    **
64 Algonquin Tr.
Wayne, NJ 07470

Sharon A Sanguedolce               2,400             **                    2,400            -0-                    **
3 Beacon Hill
Fairport, NY 14450

Louis Savaglio                    94,000             **                   44,000           50,000                  **
116-C Federal Hill R
Pompton Lakes, NJ 07442

Henry J. Schaldonat                  800             **                      800            -0-                    **
T-A Avon Drive
East Windsor, NJ 08520

Edward JR Shaurt                   4,000             **                    4,000            -0-                    **
16 Church St
Harriman, NY 10926

Tatsuya Shibano                    5,250             **                    5,250            -0-                    **
C/O Int'l Surfacing

Robert Smith                         800             **                      800            -0-                    **
95 Robbinsville-Allentown Rd.
Robbinsville, NJ 08691

Thomas Sodano                      5,000             **                    5,000            -0-                    **
171 Watsessing Ave
Bloomfield, NJ 07003

Robert Stefanow                   29,000             **                    4,000           25,000                  **
409 County HWY 34
Schenevus, NY 12155

Robert Stefanow Jr.               40,000             **                   40,000            -0-                    **
98 James Street
Bloomfield, NJ 07003

Jeffrey Stein                     60,000             **                   60,000            -0-                    **
185 E 85th St
New York, NY 10028

David Stone                       16,000             **                   16,000            -0-                    **
8 North Koewing Pl
West Orange, NJ 07052

                                       36

Elizabeth Suranni                    400             **                      400            -0-                    **
23 Woodcrest Drive
Batavia, NY 14020

Joseph Suranni                     1,000             **                    1,000            -0-                    **
123 East Ave
Batavia, NY 14020

Stephen Sweard                     4,000             **                    4,000            -0-                    **
1 barnes Drive
Garnerville, NY 10923

Ralph Sylvestri                    4,000             **                    4,000            -0-                    **
50 Cunnigham lane
Paughquag, NY 12570

Angelo Tempio                      2,000             **                    2,000            -0-                    **
82 Pasedena Ave
Lodi, NJ 07644

Francis Tempio                     2,000             **                    2,000            -0-                    **
82 Pasedena Ave
Lodi, NJ 07644

Michael G. Thompson                  800             **                      800            -0-                    **
227 Wilson Ave.
Heightstown, NJ 08520

Richard Tishman                   40,000             **                   40,000            -0-                    **
C/O Int'l Surfacing

Steven Tobias                     12,000             **                   12,000            -0-                    **
69 Spenser Ave
Clifton, NJ 07011

John Tomko                        20,000             **                   20,000            -0-                    **
46 Resivior Ave
Wallenton, NJ 07057

Linda A. Temont                    4,000             **                    4,000            -0-                    **

Linda Vaccaro                      4,000             **                    4,000            -0-                    **
37 E 6th St #2
Clifton, NJ 07011

Douglas P Verost                   4,000             **                    4,000            -0-                    **
8 Cole St
Elmwood Park, NJ 07407

                                       37

Lawrence L Vincent III             5,000             **                    5,000            -0-                    **
54 Oakwood Ave
Bogota, NJ 07603

Theodore Wagner                   10,000             **                   10,000            -0-                    **
2 Dell Court
Fairfild NJ 07004

Ronald Walters                     1,000             **                    1,000            -0-                    **
440 Larchwood Ave
Trevost, PA 19053

Annette Wanamaker                 10,000             **                   10,000            -0-                    **
584 Valley Rd
Clifton, NJ 07013

Gary Wasserman                     4,000             **                    4,000            -0-                    **
781 Hyslip Ave
Westfield, NJ 07090

Phyllis Weiland                    1,000             **                    1,000            -0-                    **

Ken Williams                       9,000             **                    9,000            -0-                    **
21 Woodside Ave
Little Falls, NJ 07424

Adam Wychlis                      10,000             **                   10,000            -0-                    **
55 Monroe Pl APT 201
Bloomfield, NJ 07003

Donna Yeckley                        800             **                      800            -0-                    **
225 Sunset Ave
Heightstown, NJ 08520

Joseph York                        1,200             **                    1,200            -0-                    **
127 N 3rd Street
Olean, NY 14760

Robin Yuhas                          200             **                      200            -0-                    **
49 Manila St
Clifton, NJ 07011

Angelo S Zolla                     4,000             **                    4,000            -0-                    **
91 Falcon RD
Livingston, NJ 07039

                                       38

Richard Hausig                    60,000             **                   60,000            -0-                    **

Jon Brunetti                      40,000             **                   40,000            -0-                    **

Theodore Collas                   40,000             **                   40,000            -0-                    **
                                                                       7,249,730

     * Address is c/o International Surfacing, Inc., 5 Erie Street, Garfield, New Jersey 07026

     **Less than one percent.

     (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

     (2) Assumes that all securities registered will be sold.

     (3) Executive officer and director of our company.

     (4) Sichenzia Ross Friedman Ference LLP is a New York limited liability partnership that is managed by its general partners. No partner is deemed to hold beneficial ownership over the shares held by it.

     (5) Loomie LLC is a New Jersey limited liability company. Al Colantoni is deemed to have beneficial ownership over the shares held by Loomie LLC.

                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

     Jerome Rosenberg, CPA, P.C., Independent Auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements for the period ended December 31, 2003 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent certified registered public accounting firm's opinion based on their expertise in accounting and auditing.

     Tedder, James, Worden & Associates, Independent Auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements for the period ended December 31, 2002 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered certified public accounting firm's opinion based on their expertise in accounting and auditing.


                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of International Surfacing, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or by phone at 1-800-SEC-0330.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS




                                                                                                             Page
                                                                                                            Number
                                                                                                          ------------
        September 30, 2004 (Unaudited)

        Balance Sheets as of September 30, 2004 and December 31, 2003                                         F-1

        Statement of Operations for the nine months ended September 30, 2004 and September 30, 2003
        and cumulative from inception                                                                         F-2

        Statement of Stockholders' Equity as of September 30, 2004                                            F-3

        Statement of Cash Flows for the nine months ended September 30, 2004 and September 30, 2003
        and cumulative from inception                                                                         F-4

        Notes to the Financial Statements                                                                     F-5


        December 31, 2003 and 2002

        Independent Auditors' Report for the year ended December 31, 2003                                    F-10

        Independent Auditors' Report for the year ended December 31, 2002                                    F-11

        Balance Sheets as of December 31, 2003 and December 31, 2002                                         F-12

        Statement of operations for the years ended December 31, 2003 and December 31, 2002 and
        cumulative from inception                                                                            F-13

        Statement of Stockholders Equity as of December 31, 2003  and 2002                                   F-14

        Statement of Cash Flows for the years ended December 31, 2003 and December 31, 2002 and
        cumulative from inception                                                                            F-15

        Notes to Financial Statements                                                                        F-16


                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS
                 As of September 30, 2004 and December 31, 2003

                                                                                          Sept. 30,     Dec. 31,
                                                                                            2004         2003
                                                                                          ---------    ---------
                                                                                         (Unaudited)    (Note 1)
                                     ASSETS

CURRENT ASSETS:
Cash ..................................................................................   $  48,352    $   2,711
Loans receivable ......................................................................        --          2,500
Prepaid expenses ......................................................................       2,500         --
                                                                                          ---------    ---------

          Total current assets ........................................................      50,852        5,211
                                                                                          ---------    ---------

FIXED ASSETS, less accumulated depreciation and amortization of $8,571 at September 30,
2004 and $4,313 at December 31, 2003 ..................................................      13,198       12,733
                                                                                          ---------    ---------
                                                                                             13,198       12,733
                                                                                          ---------    ---------
OTHER ASSETS:
  Other assets ........................................................................       5,000        5,000
                                                                                          ---------    ---------
                                                                                              5,000        5,000
                                                                                          ---------    ---------

        Total assets ..................................................................   $  69,050    $  22,944
                                                                                          =========    =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable ......................................................................   $  92,661    $  29,114
Accrued expenses ......................................................................     165,250      165,250
Due to officer ........................................................................     123,751       24,105
                                                                                          ---------    ---------

        Total current liabilities .....................................................     381,662      218,469
                                                                                          ---------    ---------

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 100,000,000 shares authorized;
27,104,480 shares issued and outstanding at September 30, 2004 26,424,080 shares issued
and outstanding at December 31, 2003 ..................................................       2,710        2,642
Additional paid in capital ............................................................     512,656      350,505
Deficit accumulated during the developmental stage ....................................    (827,978)    (548,672)
                                                                                          ---------    ---------

          Total stockholders' deficit .................................................    (312,612)    (195,525)
                                                                                          ---------    ---------

          Total liabilities and stockholders' equity ..................................   $  69,050    $  22,944
                                                                                          =========    =========

                 See accompanying notes to financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                                                Nine Months Ended
                                                                                -----------------                      Cumulative
                                                                            Sept. 30,             Sept. 30,           Developmental
                                                                              2004                  2003                  Stage
                                                                           ------------          ------------          ------------
                                                                                                  (Restated)
EXPENSES:
Research and Development .........................................         $     19,309          $    194,309          $    294,481
Selling, general and administrative ..............................              255,739                61,589               359,676
Compensation expense .............................................                 --                  78,206               165,250
Depreciation .....................................................                4,258                 2,906                 8,571
                                                                           ------------          ------------          ------------
      Total expenses .............................................              279,306               337,010               827,978
                                                                           ------------          ------------          ------------

NET LOSS .........................................................         $   (279,306)         $   (337,010)         $   (827,978)
                                                                           ============          ============          ============

BASIC AND DILUTED EARNINGS PER SHARE
                                                                           $       (.01)         $       (.01)
                                                                           ============          ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                         26,867,347            25,500,000
                                                                           ============          ============

                 See accompanying notes to financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                              STOCKHOLDERS' DEFICIT
                  For the Nine Months Ended September 30, 2004

                                                                             Additional                               Total
                                                  Common Stock                Paid-in          Accumulated         Stockholders'
                                            Shares             Amount         Capital            Deficit              Equity
                                       ----------------   --------------   ---------------    ---------------    ------------------

Balances at December 31, 2003               26,424,080        $  2,642       $  350,505         $ (548,672)          $  (195,525)

Sale of Common Stock                           680,400              68          162,151                  -                162,219

Net loss for the nine months ended
September 30, 2004                                   -               -                -           (279,306)             (279,306)

                                       ----------------   --------------   ---------------    ---------------    ------------------
Balances at September 30, 2004              27,104,480        $  2,710       $  512,656         $ (827,978)          $  (312,612)
                                       ================   ==============   ===============    ===============    ==================

                 See accompanying notes to financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
                           Increase (Decrease) in Cash
                                   (Unaudited)

                                                                                              Nine Months Ended
                                                                                            ------------------------     Cumulative
                                                                                            Sept. 30,      Sept. 30,     Development
                                                                                              2004           2003           Stage
                                                                                            ---------      ---------      ---------
                                                                                                          (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..............................................................................     $(279,306)     $(337,010)     $(827,978)
                                                                                            ---------      ---------      ---------

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation ..........................................................................         4,258          2,906          8,571

Changes in assets and liabilities:
Increase (decrease) in loans receivable ...............................................         2,500           --             --
Increase (decrease) in prepaid expenses ...............................................        (2,500)          --           (2,500)
Increase (decrease) in security deposit ...............................................          --             --           (5,000)
Increase (decrease) in accounts payable ...............................................        63,546           --           92,660
Increase (decrease) in accrued expenses ...............................................             1         68,239        165,251
Increase (decrease) in bank overdraft .................................................          --           (3,102)          --
                                                                                            ---------      ---------      ---------

          Total adjustments ...........................................................        67,805         68,043        258,982
                                                                                            ---------      ---------      ---------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES ......................................      (211,501)      (268,967)      (568,996)
                                                                                            ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Payment made in connection with recapitalization ......................................          --             --          (15,000)
Purchase of equipment .................................................................        (4,723)        (8,039)       (21,769)
                                                                                            ---------      ---------      ---------

NET CASH USED IN INVESTING ACTIVITIES .................................................        (4,723)        (8,039)       (36,769)
                                                                                            =========      =========      =========

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of additional shares of common stock .........................................            68             29            949
     Additional paid in capital arising from the issuance of additional shares ........       162,151        266,058        476,617
Execution of convertible notes payable ................................................          --             --           52,800
Increase (decrease) in due to officer .................................................        99,646         15,356        123,751
                                                                                            ---------      ---------      ---------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ...................................       261,865        281,443        654,117
                                                                                            ---------      ---------      ---------

INCREASE (DECREASE) IN CASH ...........................................................        45,641          4,437         48,352

CASH, beginning of period .............................................................         2,711           --             --
                                                                                            ---------      ---------      ---------

CASH, end of period ...................................................................     $  48,352      $   4,437      $  48,352
                                                                                            =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION, cash paid during the nine months for:

     Interest .........................................................................     $    --        $    --        $    --
                                                                                            =========      =========      =========
     Income Taxes .....................................................................     $    --        $    --        $    --
                                                                                            =========      =========      =========

                 See accompanying notes to financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1-   INTERIM RESULTS AND BASIS OF PRESENTATION

          The accompanying unaudited financial statements as of September 30, 2004 and September 30, 2003 and for the nine and three months periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2004 and September 30, 2003 and the results of operations and cash flows for the nine and three months periods then ended. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the nine months ended September 30, 2004, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year. The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

          Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. The Company believes, however, that the disclosures in this report are adequate to make the information presented not misleading in any material respect. The accompanying financial statements should be read in conjunction with the audited financial statements of International Surfacing, Inc. as of December 31, 2003 and the notes thereto included in the Company's report on Form 10-KSB as filed with the Securities and Exchange Commission.


Note 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          Description of Business:

          Harmonica Acquisition Corporation, a Delaware corporation ("the Company") was formed on January 9, 1998, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

          The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

          In December 2002, International Surfacing Inc. ("ISI") purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, ISI, exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

          Description of Business: (continued)

          The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

          Equipment

          Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the applicable lease period, plus any renewal periods which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

          Income Taxes

          The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal and state income tax reporting purposes.

          Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments

          Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

          Long Lived Assets

          Review are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

Note 3-   GOING CONCERN

          At September 30, 2004, the Company reported a stockholders' deficit of $312,612. The Company does have significant capital needs, which to date have been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from loans, or by a public offering of its equity or debt securities.

Note 4-   RECENT ACCOUNTING PRONOUNCEMENTS

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS No. 141") and FAS No. 142, "Goodwill and Other Intangible Assets." FAS No. 141 requires all business combinations initiated after September 30, 2001 be accounted for under the purchase method of accounting. FAS No. 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.

          Effective January 1, 2003, the Company adopted FAS No. 142.

          In May 2003, the Financial Accounting Standards Board issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, effective for the fiscal period beginning after December 15, 2003. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. To the extent that the Company is either now or in the future required to repurchase shares of common stock, the adoption of Statement No. 150 would require the Company to classify common stock subject to redemption as a liability as of January 1, 2004, based on the latest revision. Prospectively, changes in the liability with the exception of redemptions will be included in pre-tax income.

          In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus in Issue No. 00-21 ("Issue 00-21"), Revenue Arrangements with Multiple Deliverables. Issue 00-21 provides guidance on how to account for arrangements that involve delivery or performance of multiple products, services and/or rights to use assets. The adoption of Issue 00-21 is not expected to have an impact on the Company's financial position or results of operations.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


Note 4-   RECENT ACCOUNTING PRONOUNCEMENTS (continued)

          The FASB issued FAS No. 143, "Accounting for Asset Retirement Obligations" in August 2001. FAS No. 143, which became effective for the Company beginning in 2003, establishes accounting standards for the recognition and measurement of asset retirement obligations and their associated asset retirement costs. The Company does not expect the adoption of FAS No. 143 to have a material impact on its results of operations and financial position.

          The FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in August 2001. FAS No. 144, which became effective for the Company beginning with the first quarter of fiscal 2003, establishes a single accounting model for long-lived assets to be disposed of by sales and also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of FAS No. 144 had no impact on the results of operations and financial position.

          In April 2003, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FAS No. 145 eliminates the requirement that gains and losses from the extinguishments of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and also eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, FAS No. 145 is effective for transactions occurring after May 15, 2003. The adoption of FAS No. 145 had no impact on the results of operations and financial position.

          In September 2003, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." FAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. FAS No. 146 requires that the initial measurement of liability be at fair value. FAS No. 146 became effective for the Company beginning in January 2004. The Company does not expect the adoption to have a material impact on its results of operations and financial position.

Note 5-   FIXED ASSETS:

          Fixed assets consisted of the following at:

                                              Sept. 30,          Dec. 31,
                                                2004               2003
                                            ---------------    ---------------
        Computers                           $       4,257            $ 4,257
        Equipment                                   4,723                  -
        Leasehold improvements                     12,789             12,789
                                            ---------------    ---------------
                                                   21,769             17,046

        Less accumulated depreciation              (8,571)            (4,313)
                                            ---------------    ---------------

                                                 $ 13,198            $12,733
                                            ===============    ===============

     For the nine months ended September 30, 2004, depreciation expense amounted to $4,258.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)



Note 6-   COMMITMENTS:

          The Company leases its administrative facilities on a month-to-month basis. The annualized rental is $30,000.


Note 7-   RELATED PARTY TRANSACTIONS:

          The President of the Company has loaned the Company various amounts of funds to enable the Company to meet its working capital requirements. These loans are demand loans and are on a non-interest bearing basis.

          As of December 31, 2003, the balance of loans payable to the President was $24,104.83.

          During the nine months ended September 30, 2004, the President advanced the sum of $191,586.05 to the Company, and $91,939.51 was repaid by the Company to him.

          As  a  result  of  these   transactions,   the  balance  increased  to
          $123,751.37 as of September 30, 2004.


Note 8-   RESEARCH AND DEVELOPMENT:

          The Company is currently developing a new type of rubber horseshoe for the horse racing and equestrian industries. This product is currently in the developmental stage.

          The Company maintains a small-scale manufacturing facility adjacent to its executive offices, where the product is manufactured and tested.

          For the nine months ended September 30, 2004, research and development costs were $19,309. The cumulative developmental stage costs for this product were $294,481.


Note 9-   SUBSEQUENT EVENTS:

          The Company is currently planning to file a registration statement on Form SB-2 for the resale of 7,249,730 shares of common stock presently outstanding and held by selling stockholders.


Note 10-  CORRECTION OF AN ERROR IN PREVIOUSLY ISSUED FINANCIAL STATEMENT:

          For the nine months ended September 30, 2003 the Company originally reported compensation expenses of $117,143. Included in this amount was $46,857 of compensation expense, which was related to the quarter ended December 31, 2003. The financial statements for the nine months ended September 30, 2003 were subsequently amended to correct this error.

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
                          ----------------------------

To The Board of Directors
International Surfacing, Inc.:

We have audited the accompanying balance sheet of International Surfacing, Inc. (A Developmental Stage Company), (the "Company") as of December 31, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surfacing, Inc., as of December 31, 2003, and the results of their operations and cash flows for the year then ended in conformity with U.S. Generally Accepted Accounting Principles.

The accompanying financial statements have been prepared assuming tat International Surfacing, Inc. will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               Jerome Rosenberg, CPA, P.C
                                                      Melville, NY
                                                     April 8, 2004

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
                          ----------------------------





To the Board of Directors
     International Surfacing, Inc.:


We have audited the accompanying balance sheet of International Surfacing, Inc. (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended and the cumulative development stage from January 1, 2002 to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surfacing, Inc. as of December 31, 2002, and the results of its operations and cash flows for the year then ended and the cumulative development stage from January 1, 2002 to December 31, 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that International Surfacing, Inc. will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
April 14, 2003, except as to Note 1A, which is as of April 7, 2004

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS

                        As of December 31, 2003 and 2002


                                                                                                 Restated
                                                                                                See Note 1a
                                      ASSETS                                          2003         2002
                                                                                   ---------    ---------
Current Assets:
Cash ...........................................................................   $   2,711    $    --
Loans receivable ...............................................................       2,500         --
                                                                                   ---------    ---------
        Total current assets ...................................................       5,211         --

Equipment less accumulated depreciation of $4,125 at December 31, 2003 and
    $188 at December 31, 2002 ..................................................      12,733        8,319
Security deposits ..............................................................       5,000        5,000
                                                                                   ---------    ---------

           Total assets ........................................................   $  22,944    $  13,319
                                                                                   =========    =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Accounts payable .........................................................   $  29,114    $    --
      Bank overdraft ...........................................................        --          3,102
      Accrued expenses .........................................................     165,250       49,964
      Due to officer ...........................................................      24,105         --
                                                                                   ---------    ---------
          Total current liabilities ............................................     218,469       53,066
                                                                                   ---------    ---------
 Stockholders' deficit:
       Preferred stock, par value $.0001, per share; authorized 20,000,000 shares, none issued and outstanding

       Common stock, par value $.0001, per share; 100,000,000 shares authorized,
        26,424,080 shares issued and outstanding at December 31, 2003 and
        25,211,200 shares issued and outstanding at December 31, 2002
                                                                                       2,642        2,521
       Additional paid in capital ..............................................     350,505       36,039
       Deficit accumulated during the developmental stage ......................    (548,672)     (78,307)
                                                                                   ---------    ---------
           Total stockholders' deficit .........................................    (195,525)     (39,747)
                                                                                   ---------    ---------
          Total liabilities and stockholders' deficit ..........................   $  22,944    $  13,319
                                                                                   =========    =========

               See accompanying notes to the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 2003 and 2002

                                                                  Restated
                                                                   Note 1a
                                                 Year ended      Year ended      Cumulative
                                                December 31,     December 31,   Developmental
                                                    2003            2002          Stage
                                                ------------    ------------    ------------
EXPENSES:
Research and Development ....................   $    250,926    $     24,246    $    275,172
Selling, general and administrative .........         98,171           5,766         103,937
Compensation expense ........................        117,143          48,107         165,250
Depreciation ................................          4,125           4,313
                                                                                         188
                                                ------------    ------------    ------------

      Total expenses ........................        470,365          78,307         548,672
                                                ------------    ------------    ------------

NET LOSS ....................................   $   (470,365)   $    (78,307)   $   (548,672)
                                                ============    ============    ============

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE
                                                $       (.02)   $       (.00)
                                                ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                                                  25,660,860      25,211,200
                                                ============    ============

               See accompanying notes to the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                 For the Years Ended December 31, 2003 and 2002


                                                                                  Additional                              Total
                                                 Common Stock                      Paid-in          Accumulated       Stockholders'
                                          Shares               Amount              Capital             Deficit            Equity
                                       --------------     ---------------    ----------------    ---------------    ----------------

Balances at January 1, 2002                        -        $          -        $         -       $         -        $            -

Sale of common stock                           1,200                 760                  -                 -                   760

Exchange of shares with
 wholly owned subsidiary                  24,998,800               1,740            (16,740)                -               (15,000)

Amount received for
 convertible debentures                      211,200                  21             52,779                 -                52,800

Net loss for the year
 ended December 31, 2002 (Restated)                -                   -                  -           (78,307)              (78,307)
                                       --------------     ---------------    ----------------    ---------------    ----------------

Balances at December 31, 2002             25,211,200               2,521             36,039           (78,307)              (39,747)
                                       --------------     ---------------    ----------------    ---------------    ----------------

Sale of common stock                       1,212,880                 121            314,466                 -               314,587

Net loss for the year ended
December 31, 2003                                  -                   -                  -          (470,365)             (470,365)
                                       --------------     ---------------    ----------------    ---------------    ----------------
Balances at December 31, 2003             26,424,080        $      2,642        $   350,505       $  (548,672)       $     (195,525)
                                       ==============     ===============    ================    ===============    ================

See Note 1a for restatement of additional paid-in capital and net loss for the year ended December 31, 2002.

               See accompanying notes to the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 2003 and 2002

                                                                        Restated
                                                                         Note 1a
                                                         Year ended    Year ended    Cumulative
                                                         December 31,  December 31,  Development
                                                             2003         2002         Stage
                                                           ---------    ---------    ---------
Cash flows from operating activities:
Net loss ...............................................   $(470,365)   $ (78,307)   $(548,672)
Adjustments to reconcile net loss to
    net cash used in by operating activities:
        Depreciation ...................................       4,125          188        4,313

Changes in assets and liabilities:
        (Increase) in loans receivable .................      (2,500)        --         (2,500)
        (Increase) in security deposits ................        --         (5,000)      (5,000)
        (Decrease) in bank overdraft ...................      (3,102)       3,102         --
        Increase in accounts payable ...................      29,114         --         29,114
        Increase in accrued expenses ...................     115,286       49,964      165,250

                                                           ---------    ---------    ---------

Net cash used in operating activities ..................    (327,442)     (30,053)    (357,495)
Cash flows from investing activities:
        Payment made in connection with recapitalization        --        (15,000)     (15,000)
        Purchase of equipment ..........................      (8,539)      (8,507)     (17,046)
                                                           ---------    ---------    ---------

Net cash used in investing activities ..................      (8,539)     (23,507)     (32,046)

Cash flows from financing activities:
        Issuance of common stock .......................         121          760          881
        Paid in capital ................................     314,466         --        314,466
        Amount received from convertible notes .........        --         52,800       52,800
        Increase in due to officer .....................      24,105         --         24,105
                                                           ---------    ---------    ---------

Net cash provided by financing activities ..............     338,692       53,560      392,252
                                                           ---------    ---------    ---------

Net increase in cash ...................................       2,711         --          2,711
Cash at beginning of period ............................        --           --           --
                                                           ---------    ---------    ---------
Cash at end of period ..................................   $   2,711    $    --      $   2,711
                                                           =========    =========    =========

               See accompanying notes to the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                           NOTES FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) CORPORATE ORGANIZATION

     Harmonica Acquisition Corporation. a Delaware corporation ("the Company") was formed on January 9, 1998, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

     The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

     In December 2002, International Surfacing Inc. purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, International Surfacing Inc., exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

     The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

     (B) EQUIPMENT

     Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold Improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the applicable lease period, plus any renewal periods, which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     (C) INCOME TAXES

     The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

     (D) ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (E) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

(2) BASIS OF PRESENTATION AND GOING CONCERN

     At December 31, 2003, the Company has a stockholders' deficit of $195,525 and has significant capital needs, which to date has been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002


(3) RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets." FAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. FAS 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.

     Effective January 1, 2002, the Company adopted FAS 142 (see Note 4).

     The FASB issued FAS No. 143, "Accounting for Asset Retirement Obligations" in August 2001. FAS 143, which will become effective for the Company beginning in 2002, establishes accounting standards for the recognition and measurement of asset retirement obligations and their associated asset retirement costs. The Company does not expect the adoption of FAS 143 to have a material impact on its consolidated results of operations and financial position.

     The FASB issued FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in August 2001. FAS 144, which became effective for the Company beginning with the first quarter of fiscal 2002, establishes a single accounting model for long-lived assets to be disposed of by sales and also broadens the presentation of discontinued operations to include more disposal transactions. The adoption of FAS 144 had no impact on the consolidated results of operations and financial position.

     In April 2002, the FASB issued FAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect, and also eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of FAS 145 had no impact on the consolidated results of operations and financial position.

     In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. FAS 146 requires that the initial measurement of liability be at fair value. FAS 146 will become effective for the Company beginning in the Company does not expect the adoption to have a material impact on its consolidated results of operations and financial position.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002



(4) EQUIPMENT

     Equipment consisted of the following at:

                                                  Dec. 31,           Dec. 31,
                                                    2003               2002
                                                --------------    -------------
     Office equipment                               $ 4,257          $ 1,475
     Leasehold improvements                          12,789            7,032
                                                --------------    -------------
                                                     17,046            8,507

     Less accumulated depreciation                   (4,313)            (188)
                                                --------------    -------------

                                                   $ 12,733          $ 8,319
                                                ==============    =============

 For the year ended December 31, 2003, depreciation expense amounted to $4,125. For the year ended December 31, 2002, depreciation expense amounted to $188.

(5) COMMITMENTS

       The Company leases its administrative facilities on a month-to-month basis. The annualized rental is $30,000.


(6) RELATED PARTY TRANSACTIONS

     During 2002, the Company received proceeds of $52,800 relating to subordinated debenture agreements. The Company received the proceeds at the same time the purchasers elected to convert the debentures to common stock at four shares of common stock for every debenture. The accompanying balance sheet at December 31, 2002 reflected the common stock as being issued pursuant to the debentures being exercised even though the common stock was not issued until January 2003.

                          INTERNATONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2003 and 2002




(7) LOSS PER SHARE

     Loss per common share is computed pursuant to SFAS no. 128, "Earnings Per Share". Basic loss per share is computed as net loss available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible preferred stock. Both basic loss per share and diluted loss per share are the same since the Company's outstanding options and warrants have not been included in the calculation because their effect would have been anti-dilutive.

(8) RESEARCH AND DEVELOPMENT

     The Company is currently developing a new type of rubber horseshoe for the horse racing and equestrian industries. This product is currently in the developmental stage. The Company maintains a small-scale manufacturing facility adjacent to its executive offices, where the product is manufactured and tested. For the year ended December 31, 2003, the Company expended $250,926 in research and development costs in developing this product. The cumulative developmental stage costs for this product were $275,172.


(9) SUBSEQUENT EVENTS

     In connection with a proposed filing on Form SB-2 the Company has entered into an agreement with certain key employees to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through December 31, 2003, for services rendered. The Company recorded compensation expense of $48,107 for the year ended December 31, 2002 and $117,143 for the year ended December 31, 2003 relating to the agreements. The compensation expense recorded is included in accrued liabilities at December 31, 2003 and December 31, 2002 in the accompanying financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee               $    225.20
Accounting fees and expenses          7,500.00*
Legal fees and expenses              35,000.00*
Miscellaneous                         5,000.00
                                    -----------
                        TOTAL       $47,725.20*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2002, the Company sold 1,200 shares of common stock to its founder and former executive officer and director, which such shares were valued at $.0001 per share.

In November 2002, the Company entered into an Exchange of Stock Agreement with International Surfacing, Inc., a New Jersey corporation ("International-NJ"), and its shareholders, whereby the Company issued 24,998,800 shares of its common stock valued at $.0001 per share to the shareholders of International-NJ in exchange for all the issued and outstanding shares of common stock of International-NJ. As a result, International-NJ became a wholly-owned subsidiary of the Company.

On April 3, 2003 through October 7, 2003, the Company issued and sold convertible debentures in the amount of $52,800, which were convertible into its common stock at $.25 per share. Each of the debenture holders converted the debentures into an aggregate of 211,200 shares of common stock.

On October 9, 2003 through October 11, 2004, the Company issued and sold shares of common stock in the aggregate amount of $479,306 at $.25 per share, which resulted in the issuance of 1,903,280 shares of common stock.

On October 11, 2004, the Company issued an aggregate of 2,000,000 shares of common stock to the following parties in consideration for services provided:

                  Name                               Number of Shares
                  Gary Kouletas**                        1,000,000
                  Sam Serritella**                       1,000,000
         **Officer and/or director of the Company.

On October 11, 2004, the Company issued an aggregate of 1,500,000 shares to the following parties in consideration for shares of common stock in ICE, Inc.

                  Name                               Number of Shares
                  Dolores McLaren                       500,000
                  Dolores Flynn                         500,000
                  Patricia McLaren                      500,000


On October 19, 2004, the Company issued 1,500,000 shares valued at $.25 per share to Sichenzia Ross Friedman Ference LLP in consideration for legal services provided to the Company.

On November 10, 2004, the Company entered into a Compensation Agreement with MDM Corporate Electronic Filer's Inc. ("MDM"). In consideration for edgar filing services, the Company issued MDM 60,000 shares of common stock valued at $.25 per share.

On November 10, 2004, the Company issued and sold shares of common stock in the aggregate amount of $20,000 at $.25 per share to Jon Brunetti and Theodore Collas, which resulted in the issuance of an aggregate of 80,000 shares of common stock.


     *All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean International Surfacing, Inc., a Delaware corporation.

Exhibit
Number            Description

3.1       Certificate of Incorporation. (1)

3.2       Bylaws (1)

3.3       Certificate of Amendment to the Certificate of Incorporation (1)

3.4       Certificate of Amendment to the Certificate of Incorporation (1)

5.1       Sichenzia Ross Friedman Ference LLP Opinion and Consent (1)

10.1      Exchange  of  Stock  Agreement  dated  November  2002  by and  between
          International  Surfacing,  Inc.,  a New  Jersey  corporation,  and the
          Stockholders of International Surfacing, Inc., a New Jersey corporation (1)

10.2 Securities Purchase Agreement entered by and between Pierce Mill Associates, Inc. and International Surfacing, Inc., a New Jersey corporation (1)

10.3 Standard Manufacturing and Marketing Agreement dated December 9, 2004 by and between International Surfacing, Inc. and Victory Racing Plate Co.

14.1      Code of Ethics (1)

16.1      Responsive letter of Weinberg & Company, P.A. (1)

16.2 Responsive letter of Tedder, James, Worden & Associates, Independent Auditors (1)

23.1      Consent of Jerome Rosenberg, CPA, PC

23.2      Consent of Tedder, James, Worden & Associates, Independent Auditors

23.2      Consent of legal counsel (see Exhibit 5.1).
-----------------------------
(1) Incorporated by reference to the Form SB-2 Registration Statement File No. 333-120408 filed with the Securities and Exchange Commission on November 12, 2004.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Garfield, New Jersey, on February 11, 2005.

                          INTERNATIONAL SURFACING, INC.


By:                             /s/ Samuel Serritella
                                -----------------------------
                                Samuel Serritella, President,
                                Chief Executive Officer,
                                Principal Financial Officer
                                and Principal Accounting
                                Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature: /s/ Samuel Serritella
               -----------------
               Samuel Serritella
Title:         Director
Date:          February 11, 2005

Signature: /s/ Michael Luterzo
               ---------------
               Michael Luterzo
Title:         Director
Date:          February 11, 2005


Signature: /s/ Richard Ciarletta
               -----------------
               Richard Ciarletta
Title:         Director
Date:          February 11, 2005

Signature: /s/ Thomas R. Miller
               -----------------
               Thomas R. Miller
Title:         Director
Date:          February 11, 2005